Zevia Announces Appointment of David J. Lee to Board of Directors

Veteran consumer and retail executive brings decades of supply chain, operations and finance experience, including in the plant-based food sector

LOS ANGELES, Calif., July 20, 2022 – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today announced the appointment of David J. Lee to the Company’s Board of Directors (“the Board”), effective July 20, 2022.

Lee joins the Zevia Board currently serving as President of AppHarvest, a leading AgTech company building some of the country’s largest indoor farms and combining conventional agriculture techniques with cutting-edge technology to grow affordable, nutritious fruits and vegetables at scale. In this role, Lee develops strategy and engages in operations management, leading the sales, marketing and finance functions.

“David’s experience in leading and scaling sustainable, plant-based food companies is highly relevant and firmly aligned with our mission, making him an ideal addition to Zevia’s Board of Directors,” said Amy Taylor, President and incoming CEO of Zevia. “His unique skill set and deep operating expertise will be invaluable. We look forward to his contributions as we continue to transform Zevia, realizing our mission and driving profitable growth.”

“I want to extend a warm welcome to David as he joins our Board of Directors,” said Paddy Spence, CEO and Chair of the Board. “We are thrilled to welcome his deep strategy, operations, sales and finance expertise to the Board at such an important time for the Company, and we are confident that his leadership will help steward this next stage of growth.”

“It is an incredible privilege to join Zevia’s Board of Directors at such an exciting time for the Company,” said Lee. “I am energized to work alongside this top-notch group of individuals united by the same mission to address global health challenges, and I look forward to bringing my food, retail and consumer industry experience as Zevia continues to execute its global growth strategy.”

Lee also serves on the Boards of AppHarvest and Benson Hill and is a Fellow at the Council of Korean Americans (CKA), based in Washington, D.C. and a Fellow of the Network of Korean American Leaders (NetKAL). He received his MBA from the University of Chicago and a BA from Harvard College.

About David J. Lee

Mr. Lee has over two decades of experience across retail and consumer industries driving business transformation, supply chain optimization, operations and finance. He currently serves as the President and is a Board member of AppHarvest, a sustainable food company developing and operating some of the world’s largest high-tech indoor farms designed to grow nutritious fruits and vegetables at scale using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing agricultural runoff. Prior to this role, he served as the Chief Operating Officer and Chief Financial Officer of Impossible Foods, where he led the business functions to transform Impossible Foods from pre-revenue to hyper-growth with global sales and a comprehensive commercial manufacturing and supply chain capability. Previously, he was the CFO of Zynga and helped lead the company from being primarily web-based to mobile, driving mobile topline growth over 80% in one year. He has served as the SVP of Corporate Finance and Strategy at Best Buy and as the SVP of Consumer Products at Del Monte Foods, where he ran the global food business. He has also spent time helping to turn around PG&E during the California Energy Crisis as Director of Strategic Planning serving as strategy consultant at McKinsey, in venture capital investing at EPVC, and in advertising at the Leo Burnett Company.

About Zevia

Zevia PBC, a public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. As of 2022, Zevia® beverages are distributed in more than 31,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, mass, natural and ecommerce channels. For more information, please visit www.zevia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the SEC for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

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Contacts

Media

Edelman

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Investors

Reed Anderson

ICR

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Reed.Anderson@icrinc.com